EXHIBIT 11

SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

	Three Months Ended October 31,		Nine Months Ended October 31,
	2002	2001	2002	2001
Basic:
Net income (loss) before cumulative effect of accounting change	$1,486	$1,010	$(5,777)	$3,631
Weighted average shares outstanding	6,987	7,002	6,975	7,040

Basic income (loss) per share before cumulative effect of accounting change	$0.21	$0.14	$(0.83)	$0.52

Cumulative effect of accounting change	$—	$—	$(2,926)	$—
Weighted average shares outstanding	6,987	7,002	6,975	7,040

Basic loss per share from cumulative effect of accounting change	$—	$—	$(0.42)	$—

Net income (loss)	$1,486	$1,010	$(8,703)	$3,631
Weighted average shares outstanding	6,987	7,002	6,975	7,040

Basic income (loss) per share	$0.21	$0.14	$(1.25)	$0.52

SCHEDULE OF COMPUTATION OF NET INCOME (LOSS) PER SHARE

	Three Months Ended October 31,		Nine Months Ended October 31,
	2002	2001	2002	2001
Diluted:
Net income (loss) before cumulative effect of accounting change	$1,486	$1,010	$(5,777)	$3,631
Effect of subsidiary options	(36)	(44)	—	(178)

Net income used in calculation of diluted income (loss) per share before cumulative effect of accounting change	$1,450	$966	$(5,777)	$3,453

Weighted average shares outstanding	6,987	7,002	6,975	7,040
Effect of dilutive securities—stock options	23	86	—	96

Weighted average shares used in calculation of diluted income (loss) per share before cumulative effect of accounting change	7,010	7,088	6,975	7,136

Diluted income (loss) per share before cumulative effect of accounting change	$0.21	$0.14	$(0.83)	$0.48

Cumulative effect of accounting change	$—	$—	$(2,926)	$—
Effect of subsidiary options	—	—	—	—

Net loss used in calculation of diluted loss per share from cumulative effect of accounting change	$—	$—	$(2,926)	$—

Weighted average shares outstanding	6,987	7,002	6,975	7,040
Effect of dilutive securities—stock options	23	86	—	96

Weighted average shares used in calculation of diluted loss per share from cumulative effect of accounting change	7,010	7,088	6,975	7,136

Diluted loss per share from cumulative effect of accounting change	$—	$—	$(0.42)	$—

Net income (loss)	$1,486	$1,010	$(8,703)	$3,631
Effect of subsidiary options	(36)	(44)	—	(178)

Net income used in calculation of diluted income (loss) per share	$1,450	$966	$(8,703)	$3,453

Weighted average shares outstanding	6,987	7,002	6,975	7,040
Effect of dilutive securities – stock options	23	86	—	96

Weighted average shares used in calculation of diluted income (loss) per share	7,010	7,008	6,975	7,136

Diluted income (loss) per share	$0.21	$0.14	$(1.25)	$0.48

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